SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                          ------------------------------
                             SYNOVUS FINANCIAL CORP.
             (Exact Name of registrant as specified in its charter)
   Georgia                                                      58-1134883
(State or other                                              (I.R.S. Employer
 jurisdiction of                                              Identification
 incorporation or                                             Number)
 organization)
                       One Arsenal Place, 901 Front Avenue
                       Suite 301, Columbus, Georgia 31901
                                 (706) 649-2387
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                    -------------------------------------------
                                 Kathleen Moates
                Senior Vice President and Deputy General Counsel
                       One Arsenal Place, 901 Front Avenue
                       Suite 301, Columbus, Georgia 31901
                                 (706) 649-4818
            (Name, Address and Telephone Number of Agent for Service)
                   ---------------------------------------------
Approximate date of commencement of the proposed sale to the public: As soon as practicable and from time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

- --------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                                Proposed          Proposed
                                                maximum           maximum
Title of                   Amount               offering          aggregate     Amount of
securities                 to be                price per         offering      rgistration
to be registered           registered           unit              price         fee<F2>
- ----------------           ----------           ---------      -------------    ------------
Common Stock,
$1.00 par                   92,994              $22.50<F1>     $2,092,365<F1>   $722
value

Common Stock
Rights                      92,994                 <F3>            <F3>           <F3>



<F1>Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of common stock of Synovus Financial Corp. on April 16, 1996 as reported on the New York Stock Exchange.

<F2>Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

<F3>The Common Stock  Purchase  Rights (the  "Rights") are attached to and trade with the common stock of Synovus Financial Corp. The value, if any, attributable to the Rights is reflected in the market price of the common stock of Synovus Financial Corp.

                  -------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


PROSPECTUS
                             Synovus Financial Corp.
                          92,994 Shares of Common Stock
                                 $1.00 Par Value

         The shares of common stock of Synovus Financial Corp. ("Synovus") covered by this Prospectus ("Shares") are presently issued and outstanding shares of $1.00 par value common stock of Synovus ("Synovus Common Stock") which may be offered and sold from time to time by The National Bank of South Carolina as Trustee for the NBSC Corporation Pension Plan and The National Bank of South Carolina as Trustee for the NBSC Corporation Profit Sharing Plan (the "Selling Shareholders"), which Shares are to be sold in the manner set forth under "Plan of Distribution." Synovus will not receive any proceeds from the sale of the Shares offered pursuant to this Prospectus. The Shares represent approximately
 .08% of the issued and outstanding shares of Synovus Common Stock.

         The Shares may be sold on the New York Stock Exchange or any other exchanges on which Synovus Common Stock may be traded (which may involve crosses and block transactions), and in independent transactions off all exchanges, in negotiated transactions, or otherwise. The Shares will be sold at market prices prevailing at the time of the sale or at negotiated or fixed prices. See "Plan of Distribution." The National Bank of South Carolina will bear the costs of registering the Shares under the Securities Act of 1933, as amended, including the registration fee, legal and accounting fees, and any printing fees (expenses are estimated at $3,370). The Selling Shareholders will pay all other expenses in connection with this offering, including underwriting commissions and/or discounts, if any, and brokerage commissions.

         Synovus has agreed to keep the Registration Statement on Form S-3 covering the Shares effective until the Shares are sold.

         Shares of Synovus Common Stock, including the Shares offered hereby, are listed on the New York Stock Exchange. On April 16, 1996, the last reported sale price of Synovus Common Stock on the New York Stock Exchange was $22.38 per share. Synovus Common Stock is traded on the New York Stock Exchange under the symbol SNV.
             -----------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF SYNOVUS COMMON STOCK OFFERED HEREBY ARE NOT
SAVINGS  ACCOUNTS,   DEPOSITS,  OR  OTHER  OBLIGATIONS  OF  A  BANK  OR  SAVINGS
ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
- --------------------------------------------------------------------------------
The date of this Prospectus is ________, 1996.

                                        1


AVAILABLE INFORMATION

         Synovus is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Copies of such reports, proxy statements and other information can be obtained from the Commission at prescribed rates by addressing a written request for such copies to the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above and at the Regional Offices of the Commission at: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Common Stock of Synovus is listed on the New York Stock Exchange (the "NYSE") and such reports, proxy statements and other information concerning Synovus can be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005.

         Synovus has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering the shares of Synovus Common Stock being offered by this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all the information and undertakings set forth in the Registration Statement and reference is hereby made to such Registration Statement, including the Exhibits and Schedules filed as a part thereof, which may be inspected and copied in the manner and at the locations specified above, for further information with respect to Synovus and the Synovus Common Stock offered hereby. Statements contained in this Prospectus or any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed with the Commission by Synovus are incorporated as of their respective dates into this Prospectus by reference:

         (1) Synovus' Annual Report on Form 10-K for the fiscal year ended December 31,1995;

         (2)  Synovus' current Report on Form 8-K dated March 11, 1996;

         (3) the description of Synovus Common Stock contained in Synovus' Registration Statement on Form 8-A filed on August 21, 1989; and


                                        2


         (4)  the   description  of  the  Common  Stock  Rights  of  Synovus
              contained in Synovus' Registration Statement on Form 8-A filed on May 31, 1989.

         All reports subsequently filed by Synovus pursuant to Section 13(a) and
(c) of the Exchange Act and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         Synovus will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to Synovus Financial Corp., Post Office Box 120, Columbus, Georgia 31902, Attention: Corporate Secretary, (706) 649-4751.

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this Prospectus, in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Synovus, the Selling Shareholders, or any other person, underwriter, dealer or agent. Neither the delivery of this Prospectus nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the affairs of Synovus since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.



                                        3

SYNOVUS

         Synovus, a Georgia corporation, is a multi-financial services company with banking and non-banking affiliates located in the States of Georgia, Alabama, Florida and South Carolina. The principal executive offices of Synovus are located at One Arsenal Place, 901 Front Avenue, Suite 301, Columbus, Georgia 31901, and Synovus' telephone number is (706) 649-2387.

THE SELLING SHAREHOLDERS

         This Prospectus relates to periodic offers and sales by the Selling Shareholders of up to 92,994 shares of Synovus Common Stock. Prior to this offering, The NBSC Pension Plan and the NBSC Profit Sharing Plan owned 58,609 and 34,385 shares, respectively, of Synovus Common Stock. Upon consummation of the sale of the Shares of Synovus Common Stock contemplated hereby, the Selling Shareholders will no longer own any shares of Synovus Common Stock. Except for the ownership interest of the Selling Shareholders in the above-referenced number of shares of Synovus Common Stock, the Selling Shareholders are not the beneficial owners of any other shares of Synovus Common Stock. The National Bank of South Carolina, a wholly-owned subsidiary of Synovus, holds the Shares of Synovus Common Stock in a fiduciary capacity for the Selling Shareholders. On December 31, 1995, The National Bank of South Carolina held in various fiduciary capacities 662,169 shares of Synovus Common Stock representing approximately .6% of the outstanding shares of Synovus Common Stock. The 92,994 Shares offered hereby represent approximately .08% of the shares of Synovus Common Stock outstanding on April 16, 1996.

PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold from time to time by the Selling Shareholders. The Shares may be sold on the New York Stock Exchange or any other exchanges on which Synovus Common Stock may be traded (which may involve crosses and block transactions), and in independent transactions off all exchanges, in negotiated transactions, or otherwise. The Shares will be sold at market prices prevailing at the time of sale or at negotiated or fixed prices. The Shares may be sold from time to time by one or more of the following, without limitation:
(a) one or more block trades in which a broker or dealer may or may not be engaged to attempt to sell all or part of the Shares as agent or to position and resell a portion of any block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) off the market sales in which a broker or dealer may or may not be engaged to attempt to sell all or part of the Shares as agent.

         In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to the sale. As of the date hereof, there are no selling arrangements between

                                        4


the Selling Shareholders and any broker or dealer. The Shares offered hereby are not expected to be sold pursuant to an underwriting. This Prospectus does not restrict the availability of any exemption under the securities laws or the regulations under those laws pursuant to which the Selling Shareholders may sell or otherwise dispose of the Shares, including Rule 144.

         Synovus will not receive any of the proceeds from the sale of the Shares. The National Bank of South Carolina will bear the costs of registering the Shares under the Act, including the registration fee under the Act and legal and accounting fees, and any printing fees. The Selling Shareholders will pay all other expenses in connection with this offering, including underwriting commissions or discounts, if any, and brokerage commissions.

         In offering the Shares covered by this Prospectus, the Selling Shareholders and brokers, dealers or agents who participate in a sale of Shares by the Selling Shareholders may be considered "underwriters" within the meaning of Section 2(11) of the Act and any profits realized by the Selling Shareholders and the compensation of any broker/dealers may be deemed to be underwriting discounts and commissions.

MATERIAL CHANGES

         On March 11, 1996, the Synovus Board of Directors declared a three-for-two stock split to be distributed on April 8, 1996, in the form of a stock dividend to shareholders of record as of March 21, 1996. The stock split resulted in the issuance of 38,664,622 additional shares of common stock. The par value of the new shares totalled $38,704,013 which was transferred from surplus to the common stock account.

         The following summary of selected statistical data is presented below on both a pre-split and post-split basis. All post-split share and per share information has been retroactively restated to reflect the stock split as if it had occurred on January 1, 1991.

                       [rest of page intentionally blank]

                                        5






Table 1                                  PRE-SPLIT

Five Year Selected Financial Data
(In thousands, except per share data)

                                                                              Years Ended December 31,
                                                   --------------------------------------------------------------
                                                       1995         1994         1993         1992         1991
                                                   ----------     --------    ---------     --------    ----------

Net interest income                               $   341,875      301,231      263,213      241,203      203,728
Provision for losses on loans                          25,787       25,387       24,924       33,302       29,161
Income before extraordinary item                      114,583       89,452       80,379       66,685       51,959
Net income                                            114,583       89,452       77,467       66,685       51,959
Per share data:
   Income before extraordinary item                      1.50         1.19         1.09         0.92         0.74
   Net income                                            1.50         1.19         1.05         0.92         0.74
   Cash dividends declared                               0.540         .450         .373         .310         .267
   Book Value per Share                                  8.98         7.67         7.33         6.39         5.83
Long-term debt                                        106,815      139,811      143,481      143,215      109,794
Average total equity                                  639,426      566,562      505,027      444,565      383,352
Average total assets                                7,498,299    6,782,659    6,141,794    5,702,968    4,966,446

Ratios:
   Return on assets before extraordinary item            1.53 %       1.32         1.31         1.17         1.05
   Return on assets after extraordinary item             1.53         1.32         1.26         1.17         1.05
   Return on equity before extraordinary item           17.92        15.79        15.92        15.00        13.55
   Return on equity after extraordinary item            17.92        15.79        15.34        15.00        13.55
   Dividend payout ratio <F1>                           36.69        36.90        35.10        28.59        30.79
   Average equity to average assets                      8.53         8.35         8.22         7.80         7.72

<F1>Determined by dividing dividends declared by net income, including pooled subsidiaries.


The following table has been restated for the three-for-two stock split declared on March 11, 1996.

                                         POST-SPLIT

Five Year Selected Financial Data
(In thousands, except per share data)

                                                                              Years Ended December 31,
                                                  -------------------------------------------------------------------
                                                       1995         1994         1993         1992         1991
                                                  -----------  -----------   ----------  -----------    -------------
Net interest income                               $   341,875      301,231      263,213      241,203      203,728
Provision for losses on loans                          25,787       25,387       24,924       33,302       29,161
Income before extraordinary item                      114,583       89,452       80,379       66,685       51,959
Net income                                            114,583       89,452       77,467       66,685       51,959
Per share data:
   Income before extraordinary item                      1.00         0.79         0.73         0.61         0.49
   Net income                                            1.00         0.79         0.70         0.61         0.49
   Cash dividends declared                               0.360        0.300        0.249        0.207        0.178
   Book Value per Share                                  5.99         5.11         4.89         4.17         3.89
Long-term debt                                        106,815      139,811      143,481      143,215      109,794
Average total equity                                  639,426      566,562      505,027      444,565      383,352
Average total assets                                7,498,299    6,782,659    6,141,794    5,702,968    4,966,446

Ratios:
   Return on assets before extraordinary item            1.53 %       1.32         1.31         1.17         1.05
   Return on assets after extraordinary item             1.53         1.32         1.26         1.17         1.05
   Return on equity before extraordinary item           17.92        15.79        15.92        15.00        13.55
   Return on equity after extraordinary item            17.92        15.79        15.34        15.00        13.55
   Dividend payout ratio <F1>                           36.69        36.90        35.10        28.59        30.79
   Average equity to average assets                      8.53         8.35         8.22         7.80         7.72

<F1>Determined by dividing dividends declared by net income, including pooled subsidiaries.


                                        6


EXPERTS

         The consolidated financial statements of Synovus Financial Corp. and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein and in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

LEGALITY

         The legality of Synovus Common Stock covered hereby is being passed upon for Synovus by Kathleen Moates, Senior Vice President and Deputy General Counsel of Synovus.

                                        7

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

         Securities and Exchange Commission registration fee   $     722.00
         Legal Services                                        $     500.00
         Accounting Services                                   $   2,000.00
         Printing                                              $      50.00
         Miscellaneous                                         $     100.00

                  Total                                        $   3,372.00

         All of the above items, except for the registration fee, are estimates. The Selling Shareholder will not bear any of the expenses set forth above.

Item 15.          Indemnification of Directors and Officers

         Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable as described in subsection (d) of
Section 14- 2-851 of the Georgia Business Corporation Code.

         Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

         Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification

                                     II - 1

under Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

         In accordance with Article VIII of Registrant's Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of Registrant shall be indemnified and held harmless by Registrant from and against the obligation to pay a judgement, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys' fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of Registrant; (b) because he or she is or was serving at the request of Registrant as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

         Pursuant to Article VIII of the Bylaws of Registrant, reasonable expenses incurred in any proceeding shall be paid by Registrant in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Registrant, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

         The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and Registrant has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.


                                     II - 2

         Registrant carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of Registrant for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.          Exhibits

         4.1 Articles of Incorporation of Synovus Financial Corp., as amended, incorporated by reference to Exhibit 4(a) of Synovus Financial Corp.'s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

         4.2 Bylaws of Synovus Financial Corp., as amended, incorporated by reference to Exhibit 3.2 of Synovus Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Securities and Exchange Commission on March 25, 1996.

         4.3 Form of Rights Agreement incorporated by reference to Exhibit 1 of Synovus Financial Corp.'s Registration Statement on Form 8-A dated May 3, 1989 filed with the Securities and Exchange Commission on May 3, 1989 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         5 Legal opinion of the Senior Vice President and Deputy General Counsel of Synovus Financial Corp. regarding the legality of the Synovus Common Stock to be registered.

         23.1     The  consent  of  KPMG  Peat  Marwick  LLP   re: Consolidated
                  Financial  Statements   of   Synovus   Financial  Corp.   and
                  Subsidiaries.


                                     II - 3


         23.2 The consent of the Senior Vice President and Deputy General Counsel of Synovus Financial Corp. regarding the legality of the Synovus Common Stock to be registered.

         24 Powers of Attorney contained on the signature pages of the Registration Statement.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration
Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement

                                     II - 4


relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.











filings\SNV\NBSCpl.S3

                                     II - 5


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 18th day of April, 1996.

                            SYNOVUS FINANCIAL CORP.
                            (Registrant)

                            By:/s/James H. Blanchard
                               James H. Blanchard,
                               Chairman of the Board and
                               Principal Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Stephen L. Burts, Jr., and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William B. Turner                                      Date: April 18, 1996
- ----------------------------------------------
William B. Turner,
Director and Chairman of
the Executive Committee


/s/ James H. Blanchard                                     Date: April 18, 1996
- ----------------------------------------------
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer


/s/ James D. Yancey                                        Date: April 18, 1996
- ----------------------------------------------
James D. Yancey,
Vice Chairman of the Board


/s/ Joe E. Beverly                                         Date: April 18, 1996
- ----------------------------------------------
Joe E. Beverly,
Vice Chairman of the Board


/s/ Stephen L. Burts, Jr.                                  Date: April 18, 1996
- ----------------------------------------------
Stephen L. Burts, Jr.,
President, Principal Financial
Officer and Director


/s/ G. Sanders Griffith, III                               Date: April 18, 1996
- ----------------------------------------------
G. Sanders Griffith, III,
Senior Executive Vice President,
General Counsel and Secretary


/s/ Thomas J. Prescott                                     Date: April 18, 1996
- ----------------------------------------------
Thomas J. Prescott,
Executive Vice President, Treasurer
and Principal Accounting Officer


/s/ Jay C. McClung                                         Date: April 18, 1996
- ----------------------------------------------
Jay C. McClung
Executive Vice President


/s/Daniel P. Amos                                          Date: April 18, 1996
- ----------------------------------------------
Daniel P. Amos,
Director


/s/ Richard Y. Bradley                                     Date: April 18, 1996
- ----------------------------------------------
Richard Y. Bradley,
Director


/s/ George C. Woodruff, Jr.                                Date: April 18, 1996
- ----------------------------------------------
George C. Woodruff, Jr.,
Director



/s/ Salvador Diaz-Verson, Jr.                              Date: April 18, 1996
- ----------------------------------------------
Salvador Diaz-Verson, Jr.,
Director


/s/ Gardiner W. Garrard, Jr.                               Date: April 18, 1996
- ----------------------------------------------
Gardiner W. Garrard, Jr.,
Director


/s/ H. Lynn Page                                           Date: April 18, 1996
- ----------------------------------------------
H. Lynn Page,
Director


/s/ John T. Oliver, Jr.,                                   Date: April 18, 1996
- ----------------------------------------------
John T. Oliver, Jr.,
Director and Vice Chairman
of the Executive Committee


/s/ John L. Moulton                                        Date: April 18, 1996
- ----------------------------------------------
John L. Moulton,
Director


/s/ V. Nathaniel Hansford                                  Date: April 18, 1996
- ----------------------------------------------
V. Nathaniel Hansford,
Director


/s/ Richard E. Anthony                                     Date: April 18, 1996
- ----------------------------------------------
Richard E. Anthony,
Director and Vice Chairman of the Board


/s/ Mason H. Lampton                                       Date: April 18, 1996
- ----------------------------------------------
Mason H. Lampton,
Director


/s/ Elizabeth C. Ogie                                      Date: April 18, 1996
- ----------------------------------------------
Elizabeth C. Ogie,
Director


                                                           Date:
- ----------------------------------------------
C. Edward Floyd,
Director


                                                           Date:
- ----------------------------------------------
Robert V. Royall, Jr.
Director


                                                           Date:
- ----------------------------------------------
William L. Pherigo,
Director


                                                    EXHIBIT INDEX


Exhibit
Number                     Description

 4.1 Articles of Incorporation of the Company incorporated by reference to Exhibit 4(a) of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

 4.2 Bylaws, as amended, of the Company, incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Securities and Exchange Commission on March 25, 1996.

 4.3                       Form of Rights Agreement incorporated by reference to
                           Exhibit 1 of Company's Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to the
                           Section 12 of the Exchange Act.

5 Legal Opinion of the Deputy General Counsel of the Company regarding the legality of the Synovus Common Stock to be registered.

23.1                       Consent of KPMG Peat Marwick LLP.

23.2                       The  consent  of  Kathleen  Moates,   Deputy  General
                           Counsel of the Company, regarding the legality of the Synovus Common Stock to be registered.

24 Powers of Attorney contained on the signature pages of this Registration Statement.